UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 8, 2026

Date of Report (Date of earliest event reported)

STREAMEX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

165 Lincoln Ave FL 2

Winter Park, Florida 32789

(Address of principal executive offices) (Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	STEX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On July 8, 2026, Streamex Corp. (the “Company”) dismissed CBIZ CPAs P.C. (“CBIZ CPAs”) as its independent registered public accounting firm. The decision to dismiss CBIZ CPAs was approved by the Company’s Audit Committee of the Board of Directors (the “Audit Committee”). As described below, the change in independent registered public accounting firm is not the result of any disagreement with CBIZ CPAs.

As previously disclosed in a Current Report on Form 8-K filed on April 30, 2025, on April 30, 2025 Marcum LLP resigned, and CBIZ CPAs was appointed, as the Company’s independent registered public accounting firm as a result of the acquisition by CBIZ CPAs of the Marcum LLP attest business. The report of CBIZ CPAs on the Company’s financial statements as of and for the fiscal year ended December 31, 2025, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

From April 30, 2025 through July 8, 2026, (i) there were no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, between the Company and CBIZ CPAs on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CBIZ CPAs, would have caused CBIZ CPAs to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such year, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K except for:

● The material weakness in the Company’s internal control over financial reporting as initially reported in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2026, related to the i) inadequate identification, recording and reporting of stock based compensation, ii) ineffective review processes over period end financial disclosure and reporting, including review of IPE (Information Produced by the Entity), (iii) inadequate segregation of duties for transaction posting and processing, and (iv) ineffective review controls over the business combinations and related financial instruments.

The Company has authorized CBIZ CPAs to respond fully to the inquiries of the successor accountant.

The Company has provided CBIZ CPAs with a copy of the foregoing disclosures and has requested that CBIZ CPAs review such disclosures and provide a letter addressed to the SEC as specified by Item 304(a)(3) of Regulation S-K. A copy of CBIZ CPAs’ letter to the SEC is attached to this report as Exhibit 16.1.

(b) Appointment of New Independent Registered Public Accounting Firm

On July 8, 2026, following approval by the Audit Committee, the Company engaged EisnerAmper LLP (“EisnerAmper”) as its new independent registered public accounting firm to succeed CBIZ CPAs.

Neither the Company nor anyone on behalf of the Company has consulted with EisnerAmper during the Company’s fiscal years ended December 31, 2025 and 2024, and in the subsequent interim period through July 8, 2026, regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that EisnerAmper concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter of CBIZ CPAs P.C. dated July 13, 2026 concerning change in the registrant’s certifying accountant.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2026	STREAMEX CORP.

	By:	/s/ Karl Henry McPhie
	Name:	Karl Henry McPhie
	Title:	Chief Executive Officer